UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under § 240.14a-12
SYBASE, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Set forth below are the identities and descriptions of the direct and indirect interests of the directors and officers of Sybase, Inc. (“Sybase” or the “Company”) who, under SEC rules, may be deemed “participants” in the Company’s solicitation of proxies from its stockholders in connection with its 2008 annual meeting.
Identification of Participants
     The following table sets forth certain information as of January 15, 2008 with respect to those of our officers and directors who may be deemed to be participants in the solicitation:

Name	Age	Position

John S. Chen	52	Chairman, Chief Executive Officer and President

Daniel R. Carl	55	Vice President, General Counsel and Secretary

Jeffrey G. Ross	43	Vice President and Chief Financial Officer

Richard C. Alberding	76	Director

Cecilia Claudio	52	Director

Michael A. Daniels	61	Director

L. William Krause	65	Director

Alan B. Salisbury	70	Director

Jack E. Sum	65	Director

Robert P. Wayman	62	Director

Linda K. Yates	44	Director
Information Regarding Ownership of Sybase, Inc. Securities by Participants
     The following table sets forth certain information regarding the beneficial ownership of Sybase common stock as of January 15, 2008 as to those of our officers and directors who may be deemed to be participants in the solicitation:

Name	Shares Beneficially Owned (1)
	Number	Percent of Common

John S. Chen (2)	2,899,348	3.2%

Daniel R. Carl (3)	172,566	*

Jeffrey G. Ross (4)	61,215	*

Richard C. Alberding (5)	185,623	*

Cecilia Claudio (6)	104,124	*

Michael A. Daniels (7)	3,750	*

L. William Krause (8)	127,623	*

Alan B. Salisbury (9)	113,623	*

Jack E. Sum (10)	54,123	*

Robert P. Wayman (11)	173,623	*

Linda K. Yates (12)	169,623	*

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of January 15, 2008, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. The calculations are based on 87,210,339 shares of common stock outstanding as of December 31, 2007.

(2)	Includes 2,150,140 shares of common stock subject to options exercisable within 60 days of January 15, 2008 and 665,100 shares of restricted common stock subject to company repurchase rights.

(3)	Includes 119,900 shares of common stock subject to options exercisable within 60 days of January 15, 2008 and 49,410 shares of restricted common stock subject to company repurchase rights.

(4)	Includes 26,454 shares of common stock subject to options exercisable within 60 days of January 15, 2008 and 33,605 shares of restricted common stock subject to company repurchase rights.

(5)	Includes 184,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(6)	Includes 103,124 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(7)	Includes 3,750 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(8)	Includes 124,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(9)	Includes 112,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(10)	Includes 52,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(11)	Includes 172,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

(12)	Includes 164,623 shares of common stock subject to options exercisable within 60 days of January 15, 2008.

Compensation of Non-Employee Directors
The Company pays fees to its non-employee directors according to the following table. All retainers are paid in four quarterly installments, but are discontinued upon a director’s resignation if not already earned.

Annual retainer	$32,600

Per Regular Board meeting attended in person	1,800

Per Regular Board meeting attended by video or phone	1,800

Per Special Board meeting exceeding one hour (attended in person, by video or telephone)	1,800

Per Regular or Special Committee meeting exceeding one hour (attended in person, by video or phone):

- Chairperson	1,900

- Committee member	1,600

Additional annual retainer for Board Affairs Committee chairperson	8,000

Additional annual retainer for Compensation Committee chairperson	10,000

Additional annual retainer for Audit Committee chairperson	12,000

Additional annual retainer for lead independent director	15,000

Out-of-pocket travel expenses associated with meeting attendance	Actual reasonable
Under our Amended and Restated 2003 Stock Plan (the “2003 Plan”), on the first trading day in February each non-employee director who has served for at least five months shall be granted an award having an imputed value (as defined in the 2003 Plan) determined by the board which shall not exceed $400,000. Under the 2003 Plan, any new non-employee director appointed after the adoption of the 2003 Plan shall receive an initial grant having an imputed value determined by the board which shall not exceed $800,000.